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                                                Exhibit 21.1


                                    rStar Corporation -- Subsidiaries

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                                               Name under which
                                                Subsidiary Does
Subsidiary Name                             Business (If Different)                Jurisdiction of Incorporation
---------------                             ----------------------                 -----------------------------

r)Star Broadband Networks, Inc.                                                    Delaware


LearningGate.com Incorporation                                                     California


eFundraising.com Corporation Incorporated                                          Nova Scotia, Canada


ZapMe! Nova Scotia Company                                                         Nova Scotia, Canada

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